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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Mills Corporation of our report dated February 18, 1999, included in the 1998 Annual Report to Shareholders of the Mills Corporation.

Our audits also included the financial statement schedule of The Mills Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-98362, Form S-3 No. 333-03205, Form S-3 No. 333-03596, Form
S-3, No. 333-11363, and Form S-8 No. 333-35853) of The Mills Corporation and in the related Prospectus of our report dated February 18, 1999 with respect to the consolidated financial statements and schedule of The Mills Corporation incorporated by reference and included, respectively, in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                     /s/ ERNST & YOUNG LLP


Washington, D.C.
March 25, 1999